SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                             ___________________

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  April 25, 2001

                      Commission File Number 1-6392
                             ---------------

                   PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
             (Exact Name of Registrant as specified in charter)



         New Hampshire                      02-018150
 (State or Other jurisdiction             (IRS employer
       of incorporation)               identification no.)

1000 Elm Street, Manchester NH              03105-0330
(Address of principal executive             (Zip code)
           offices)


                         (603) 669-4000
       Registrant's telephone number, including area code

                               N/A
  (Former name or former address, if changed since last report)


Item 5.  Other Events

     1. On April 25, 2001, PSNH Funding LLC ("PSNH Funding"), a subsidiary of Public Service Company of New Hampshire ("PSNH"), closed the sale, through underwriters, of $525,400,000 of rate reduction bonds ("RRBs") to the public. The RRBs were issued in three classes with varying interest rates and maturities. PSNH Funding applied the proceeds from the sale of the RRBs to the purchase of certain RRB property from PSNH.

     Reference is made to PSNH Funding's Current Report on Form 8-K dated April 25, 2001 for additional information.

     2. A portion of the net proceeds from the sale of the RRBs will be used by PSNH to retire at maturity on June 30, 2001 the remaining $24,268,050 of PSNH's 10.60% Series A Preferred Stock. The bulk of the net proceeds, approximately $480 million, will be used to buy down the North Atlantic Energy Corporation Power Contract.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Exhibits:

1.1 Underwriting Agreement dated April 20, 2001.*

3.2 Limited Liability Company Agreement of PSNH Funding LLC dated as of January 24, 2001 and amended as of April 25, 2001.*

4.1 Indenture dated as of April 25, 2001.*

4.2 Form of Rate Reduction Bond (contained in Indenture filed as
    Exhibit 4.1).*

10.1 Purchase and Sale Agreement dated as of April 25, 2001.*

10.2 Servicing Agreement dated as of April 25, 2001.*

10.3 Administration Agreement dated as of April 25, 2001.*

10.4 Fee and Indemnity Agreement dated as of April 25, 2001.*

* Filed by reference to PSNH Funding, LLC. 8K filed May 7, 2001.
  Date of Report - April 25, 2001.

                                 SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PUBLIC SERVICE COMPANY OF NEW
                                 HAMPSHIRE



                                 /S/Randy A. Shoop
                                    Randy A. Shoop
                                    Assistant Treasurer - Finance



Date:  May 4, 2001



                         EXHIBIT INDEX

The following designated exhibits are filed by reference to PSNH Funding LLC 8K filed on May 7, 2001:

1.1  Underwriting Agreement dated April 20, 2001.

3.2 Limited Liability Company Agreement of PSNH Funding LLC dated as of January 24, 2001 and amended as of April 25, 2001.

4.1  Indenture dated as of April 25, 2001.

4.2  Form of Rate Reduction Bond (contained in Indenture filed as
     Exhibit 4.1).

10.1  Purchase and Sale Agreement dated as of April 25, 2001.

10.2  Servicing Agreement dated as of April 25, 2001.

10.3  Administration Agreement dated as of April 25, 2001.

10.4  Fee and Indemnity Agreement dated as of April 25, 2001.